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                                                                 EXHIBIT 10.29

[GRAPHIC EXACT SCIENCES]
APPLYING GENOMICS TO ERADICATE CANCER(TM)


        OCTOBER 15, 2001


        EXECUTIVE CASH INCENTIVE PLAN

OVERVIEW

The EXACT Sciences Executive Cash Incentive Plan has been designed to be an effective management tool that will bring crystal-clear focus to the company's short term, fiscal year objectives and incentivize performance to not just meet, but accelerate and overachieve the accomplishment of those objectives. The plan is based on specific and measurable goals for both the company and each individual participant, with performance against those to be weighted equally. As a financial incentive, participants in the plan will have a significant percentage of their annual total cash compensation tied to meeting the corporate and individual objectives that have been established for the year with the opportunity to receive greater payouts for overachievement.

METHODOLOGY

Many executive cash incentive programs are ineffective, particularly in early stage companies that lack clear revenue or profit metrics and formulae upon which to base performance payouts. The reason for this is generally that the underlying goals are vague and overly subjective, if identified at all, or change without being updated. This makes assessing performance against these "goals" almost impossible and awards become made on a largely subjective basis. The end result is that management receives its cash incentive for unclear reasons, underlying critical corporate objectives remain under-achieved, and after a short time the plan becomes a deferred compensation plan with "expected" cash versus "incentive" cash. Not surprisingly, these companies often under-perform and have little or no return-on-investment to show for their incentive expense. This phenomenon is particularly distressing in companies that lack profits to fund incentive plans and must rely on financings to sustain their continued viability.

Management at EXACT however, strongly feels that a well-constructed and managed executive incentive plan will drive both performance and shareholder value and represents an effective investment of its cash resources. To ensure this result, the EXACT plan has been designed with the following components:

GOALS

Critical to the success of any incentive plan is the ability to set specific and measurable goals and only those that are tied to key success factors for the company. To drive performance, it is also important that these goals "stretch" the envelope at target, but are still attainable. Finally, the goals must not be so numerous that they diminish focus.

The EXACT Executive Cash Incentive plan involves setting goals for both the corporation and team as a whole and for each executive/functional area individually. The company uses a common template for these goals cross-functionally, which allows for consistent assessment and measurement (see sample attached). Before implementation, both corporate and individual goals are reviewed and approved by the

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                                                                  EXACT Sciences
                                                   Executive Cash Incentive Plan
                                                                October 15, 2001


Leadership Team. The Board of Directors will also review corporate goals in advance of the fiscal year. This process will help drive the establishment of critical goals and facilitate the communication of clear direction with both the Board and the management team.

It is also important to recognize that EXACT Sciences is an early stage company and may be subject to some volatility. Plans and goals may change dynamically and need to be updated. Also, achievements of great worth may occur that were not initially envisioned, but which nonetheless prove to be very important. These factors will also be considered as the plan is reviewed at year-end.

PERFORMANCE ASSESSMENT

After the end of each fiscal year, management will assess performance against goals. On the corporate level, this will occur first by the management team, and then between the CEO and the Board of Directors. At the executive level, the initial review will be with the individual's manager and the CEO with the input of the Leadership Team as appropriate. Key to the assessment of individual performance is the understanding that the plan will show a relative distribution of performance amongst the team. In any given year it is likely there will be overachievers and under-performers.

PAYOUTS

For assessment, corporate performance against goals has been divided into four levels: exceeds, achieves, achieves most, or misses. For individual performance there are only two levels: effective or outstanding performance. Under the plan, an individual must perform to be rewarded. No incentive payouts will be made to individuals who do not achieve at least an effective level of performance against goals regardless of the level of corporate performance.

After performance is assessed, payouts under the plan are calculated by using a matrix that weights corporate and individual performance equally (see attached). While this matrix outlines payouts as a percent of salary by position level, it is possible that the CEO will make recommendations outside of these ranges to the Compensation Committee.

If in any given year it is the decision of the management team, in concurrence with the Board, that the financial resources of the company are inadequate to support the plan regardless of performance, payouts may be restructured using equity or deferred to such future date when financial resources can appropriately accommodate them.




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                                                                  EXACT Sciences
                                                   Executive Cash Incentive Plan
                                                                October 15, 2001

SUMMARY

- Executive Cash Incentive Plan is an annual plan tied to the Fiscal Year beginning in Fiscal Year 2001 and continuing each Fiscal Year thereafter.

- Participants in the plan are member of senior management including the CEO and all Vice Presidents. Participation may be expanded selectively to key Directors at lower payout levels. Executives who are hired mid-plan year will participate on a monthly, prorated basis.

- Corporate goals are developed by management and reviewed by the Board of Directors prior to the beginning of each fiscal year. Corporate goals are the same for all executives.

- Individual goals are established by the CEO, with the Leadership Team as appropriate, prior to the beginning of fiscal year or at the time of hire. These are specific to each individual.

- At end of fiscal year, the CEO, with the Leadership Team as appropriate, assesses individual performance. Corporate performance is assessed occur first by the CEO and the Leadership Team and then between the CEO and the Board of Directors.

- Payouts are driven by performance against objectives using a matrix format where corporate and individual performance are equally weighted.

-        The matrix outlines payouts as a percent of salary by position level.
         However, it is possible for the CEO to make recommendations outside of these ranges to the Compensation Committee.

- For the purpose of assessing competitive total cash compensation, target payout at target performance is defined as Corporate Performance is at "Achieves all Goals" and Individual Performance is at "Effective". Target payouts vary as a percent of base salary generally as follows: CEO - 30% of base salary; Senior/Executive VP - 25% of base salary; VP - 20% of base salary. Target payouts may be adjusted within levels to reflect specific market data.




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                                                                  EXACT Sciences
                                                   Executive Cash Incentive Plan
                                                                October 15, 2001

PAYOUT MATRICES BY LEVEL


-------------------------------------------------------------------------------------------
CEO
-------------------------------------------------------------------------------------------
Corporate          Exceeds Goals        25-35%           35-45%           Incentive Payout
Performance        ---------------------------------------------------     (of base salary)
                   Achieves All Goals   20-30%           30-35%
                   ---------------------------------------------------
                   Achieves Most Goals  10-15%           15-20%
                   ---------------------------------------------------
                   Misses Goals          0%               10%
-------------------------------------------------------------------------------------------
                                      Effective         Outstanding
                                   -----------------------------------
                                         Individual Performance
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
SENIOR - EXECUTIVE VICE PRESIDENT LEVEL
-------------------------------------------------------------------------------------------
Corporate          Exceeds Goals        20-30%           30-40%           Incentive Payout
Performance        ---------------------------------------------------     (of base salary)
                   Achieves Goals       15-25%           25-30%
                   ---------------------------------------------------
                   Achieves Most Goals  5-10%             15%
                   ---------------------------------------------------
                   Misses Goals          0%               10%
-------------------------------------------------------------------------------------------
                                      Effective         Outstanding
                                   -----------------------------------
                                         Individual Performance
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
VICE PRESIDENT LEVEL
-------------------------------------------------------------------------------------------
Corporate          Exceeds Goals        15-25%           25-35%           Incentive Payout
Performance        ---------------------------------------------------     (of base salary)
                   Achieves Goals       10-20%           20-25%
                   ---------------------------------------------------
                   Achieves Most Goals  5-10%             15%
                   ---------------------------------------------------
                   Misses Goals          0%               10%
-------------------------------------------------------------------------------------------
                                      Effective         Outstanding
                                   -----------------------------------
                                         Individual Performance
-------------------------------------------------------------------------------------------

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